Exhibit 10.1

FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (“Amendment”) made as of the 26th day of February, 2004, by and between LASALLE BANK NATIONAL ASSOCIATION, as successor trustee (“Trustee”) to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement (“Trust”) dated January 1, 1991 and known as Trust No. 113370-03 (“Landlord”) and BIOSANTE PHARMACEUTICALS, INC. (“Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Lease dated December 19, 2003 (the “Lease”), which Lease demised to Tenant a portion of the 2nd floor, known as Suite 280 (“Premises”) of the building known as 111 Barclay Boulevard, Lincolnshire, Illinois (“Building”); and

     WHEREAS, the parties hereto desire to relocate the Premises to another part of the Building and to amend the Lease in certain other respects.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby further amended as follows:

     1. New Premises. As of March 19, 2004 (“Availability Date”), Tenant shall be entitled to full and unencumbered possess of the space containing 6,801 rentable square feet on the 2nd floor described on attached Exhibit A and now commonly known as Suite 210 (“New Premises”), with the Landlord’s Work (as defined hereafter) completed. Between the Availability Date and April 1, 2004, Tenant shall vacate and deliver possession of the Premises containing 4,034 rentable square feet (“Old Premises”) to Landlord and Tenant shall fully take possession of the New Premises (the date on which Tenant fully vacates the Old Premises and takes possession of the new Premises is the “Relocation Date”). From and after the Relocation Date, all references to the “Premises” under the Lease shall mean the New Premises and the New Premises shall be known as Suite 280 in the Building. If Tenant does not vacate the Old Premises within ten (10) business days after April 1, 2004, Tenant shall be deemed in default under the Lease, and Landlord shall have all of its remedies under the Lease. Tenant shall remain liable for the full and faithful performance of its obligations and for payment of all amounts which may be due and payable under the Lease for the Old Premises through the Relocation Date. Notwithstanding anything contained in the Lease to the contrary, but subject to the provisions of Section 7 of the Lease, Tenant shall have no duty to restore the condition (or pay for the restoration) of the Old Premises prior to, or after, Tenants vacation of same.

     2. Landlord’s Work and Condition of New Premises. Prior to the Availability Date, Landlord shall clean the carpeting in the New Premises, and shall arrange for a third party contractor to paint and drywall a portion of the New Premises near the reception area (collectively “Landlord’s Work”). Landlord shall, at Landlords’ sole cost and expense, and not as an Expense, pay for the cleaning of the carpeting in the New Premises. Tenant shall reimburse Landlord for the cost of painting and installing the aforementioned drywall in the New Premises, the sum of Sixteen Thousand Two Hundred Forty Six and no/100 Dollars ($16,246.00) within thirty (30) days after receiving an invoice therefor from Landlord. Such sum shall be deemed to be Additional Rent under the Lease. Tenant has inspected the New Premises and agrees, except for Landlord’s Work, to accept possession of the New Premises in current “as is” condition. If delivery of possession is delayed and the Availability Date is other than March 19 2004, Landlord shall give Tenant written confirmation of the Availability Date once possession is delivered.

     3. Amended Term. The term of the Lease is hereby amended so that the term shall expire on the later to occur (“Termination Date”) of (i) March 18, 2005, or (ii) one (1) year after the Relocation Date, unless sooner terminated pursuant to the terms of the Lease.

     4. Base Rent. As of the Relocation Date, the Base Rent payable under the Lease shall be as follows:

	Annual	Monthly
Period	Base Rent	Installment
Relocation Date -	$88,413.00	$7,367.75
Termination Date

     5. 2004 Additional Rent Adjustment. Notwithstanding anything in the Lease to the contrary, but expressly subject to the terms of Section 1 hereof, Tenant shall continue to pay the Additional Rent to be paid by Tenant pursuant to Section 2 of the Lease solely for the Old Premises until the Relocation Date. Thereafter, Tenant shall pay the Additional Rent to be paid by Tenant pursuant to Section 2 of the Lease solely for the New Premises until the Termination Date.

     6. Tenant’s Proportionate Share. As of the Relocation Date, Tenant’s Proportionate Share shall increase from 5.16% to 8.698%. For the purposes of the Lease, the “Rentable Area of the Building” shall mean 78,182 stipulated rentable square feet.

     7. Security Deposit. As of the Relocation Date, Tenant’s Security Deposit shall increase from $7,113.29 to $11,992.43.

     8. Real Estate Brokers. Tenant represents that it has dealt with, and only with, Van Vlissingen and Co., as broker in connection with this Amendment, and that, insofar as Tenant knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Tenant in the negotiating of this Amendment.

     9. Lease in Full Force and Effect. Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

     10. Estoppel. Tenant and Landlord hereby each acknowledge that as of the date hereof, they have no claims arising under the Lease against the other party or its agents, or any one or more of the foregoing, and that neither knows of any default or failure on the part of the other party to keep or perform any covenant, condition or undertaking to be kept or performed by such other party under the Lease.

     11. Exculpatory Provisions. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of any Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of such Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by such Landlord or for the purpose or with the intention of binding such Landlord personally, but are made and intended for the purpose only of subjecting such Landlord’s interest in the Building, the Land and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by any Landlord (or default through, under, or by any of its agents or representatives), the Tenant shall look solely to the interests of such Landlord in the Building and Land; that neither Landlord nor LaSalle Bank National Association, as Successor Trustee of Trust No 113370-03 shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon any Landlord which is a land trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Landlord, LaSalle Bank National Association, as Successor Trustee under Trust No. 113370-03 or any beneficiaries under any land trust which may become the owner of the Building, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through, or under Tenant; and that this Amendment is executed and delivered by the undersigned Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Successor Trustee.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written

LANDLORD:

LASALLE BANK NATIONAL ASSOCIATION, as successor trustee to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust No. 113370-03 and not personally
ATTEST:

Attestation not required by LaSalle Bank National Association Bylaws	By:	/s/ Kathleen E. Shuide
	Its:	Trust Officer

TENANT:

BIOSANTE PHARMACEUTICALS, INC.
ATTEST:

	By:	/s/ Phillip B. Donenberg
/s/ Stephen M. Simes	Its:	CFO

EXHIBIT A

[Diagram of 111 Barclay Boulevard, Suite 210]